UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, John W. Conway, 70, informed the Board of Directors (the “Board”) of Crown Holdings, Inc. (the “Company”) of his decision to retire from his role as Chief Executive Officer of the Company effective January 1, 2016. The Board has elected Timothy J. Donahue, 52, to assume the position of President and Chief Executive Officer of the Company effective January 1, 2016. The Board has also elected Mr. Donahue as a member of the Board effective July 23, 2015, and Mr. Donahue is not currently on any committees of the Board. Mr. Donahue currently serves as the Company’s President and Chief Operating Officer, a position he has held since 2013. Prior to that, Mr. Donahue served as Executive Vice President and Chief Financial Officer from 2008 to 2013, as Senior Vice President - Finance from 2000 to 2008 and as the Company's Vice President - Corporate Controller from 1991 to 2000.

There are no arrangements or understandings between Mr. Donahue and any other person pursuant to which he was selected as an officer. Mr. Donahue does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Donahue has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release on July 23, 2015 announcing the changes described under Item 5.02, a copy of which is furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Crown Holdings, Inc. press release dated July 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2015	CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
David A. Beaver
Vice President and Corporate Controller

EXHIBIT INDEX

(d) Exhibits:

Exhibit 99.1	Crown Holdings, Inc. press release dated July 23, 2015.

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